UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2021

Star Equity Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave. Suite 101, Old Greenwich, CT		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203-489-9500

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 4, 2021, the Board of Directors (the “Board”) of Star Equity Holdings, Inc. (the “Company”) elected John Gildea to the Board. Mr. Gildea was also elected to the Audit Committee of the Board.

Mr. Gildea has not participated in any transactions with the Company, nor are there currently any proposed transactions, requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As a member of the Board, Mr. Gildea will be eligible to receive non-employee director compensation consistent with that provided to other non-employee directors.

The Company has issued the press release attached as Exhibit 99.1 announcing Mr. Gildea’s election.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

99.1	Press Release dated August 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman

Date: August 6, 2021